Exhibit 10.8

AMENDMENT NO. 2

TO

PROFESSIONAL SERVICES AGREEMENT

                THIS AMENDMENT NO. 2 TO PROFESSIONAL SERVICES AGREEMENT (this “Amendment”) is made and entered into effective as of January 30, 2008 by and between Virtual Radiologic Professionals, LLC, a Delaware Limited Liability Company (“VRP”) and Virtual Radiologic Professionals of California, P.A., a Delaware professional corporation (the “Practice”).  VRP and the Practice are referred to herein each individually as a “party,” and together the “parties.”

                WHEREAS, VRP and the Practice entered into that certain Professional Services Agreement effective January 1, 2006 (the “Agreement”);

                WHEREAS, pursuant to the Agreement, VRP agreed to provide all of the professional services necessary for the Practice to fulfill its contracts with physician groups and other customers for professional radiology interpretations (“Interpretations”);

                WHEREAS, in consideration for VRP’s provision of its professional services the Practice agreed to pay VRP a Diagnostic Compensation Fee equal to a pre-defined amount per transaction (the “DCF”) ;

                WHEREAS, the DCF was calculated on a good faith and arms length basis;

                WHEREAS, during 2007 the compensation methodology for radiologists was changed from a pure productivity model to a guaranteed base compensation model with productivity incentives;

                WHEREAS, this change in radiologist compensation lowered the obligations of VRP to compensate radiologists during 2007;

                WHEREAS, during 2007 malpractice insurance rates for VRP were renegotiated, resulting in lower cost of malpractice insurance for VRP;

                WHEREAS, both the change in radiologist compensation and malpractice insurance rates were unforeseen by the Parties;

                WHEREAS, as a result of these circumstances, the parties wish to modify the DCF, with effect as of January 1, 2007 in order to ensure that the DCF remains an equitable and fair market value for the professional services that VRP provides to the Practice; and

                WHEREAS, for 2008 and future years the parties believe that changing the methodology for calculating the DCF to a percentage of charges billed by the Practice will create a more accurate, predictable, and stable DCF and should avoid the need for future amendments to the Agreement to account for unforeseen circumstances.

                NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and on the terms and subject to the conditions herein set forth, the parties have agreed and do hereby agree as follows:

                1.             Amendment to DCF.

                                A.            Effective as of January 1, 2007, Article 3 of the Agreement is hereby replaced in its entirety with the following:

ARTICLE 3

Payment for Professional Services

                In consideration for the performance of the Radiology Services set forth in Article 1, Practice agrees to pay VRP for Radiology Services provided during the period January 1, 2007 through December 31, 2007 a Diagnostic Compensation Fee (“DCF”) of $[INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT] per transaction.  Practice shall pay VRP for Radiology Services provided during all periods after December 31, 2007 a DCF equal to [INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT]% of total charges that the Practice bills to physician groups and other customers.

                The DCF may be adjusted annually upon mutual agreement of the parties.

                The Practice and VRP agree that the fees set forth in this Article 3 have been established with consideration for the Practice’s engagement of VRP to provide Radiology Services as well as the substantial commitment and effort made by VRP, and that such fees have been negotiated at arms length and are fair, reasonable, and consistent with fair market value.

                                B.            The Amended DCF referenced above is not an “annual adjustment” referenced in Article 3 of the Agreement because such adjustment is not based solely upon the overall volume of diagnostic services provided as part of VRP’s professional services.

                                C.            VRP and the Practice each acknowledge and agree that the amended DCF has been established and negotiated at arms length, and is fair, reasonable and consistent with fair market value, and is being implemented solely to account for the lower obligations associated with changes in malpractice insurance rates and radiologist compensation.

                                D.            VRP shall pay the Practice in immediately payable funds the difference between (x) the aggregate fees paid pursuant to Article 3 of the Agreement for all transactions between January 1, 2007 and December 31, 2007, which fees were based upon the DCF in effect prior to the application of this Amendment and (ii) the aggregate fees payable to VRP for all transactions between January 1, 2007 and December 31, 2007 giving effect to this Amendment.

                2.             Miscellaneous.

                                A.            Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Agreement.

                                B.            All other provisions of the Agreement shall remain in full force and effect.

                IN WITNESS WHEREOF, the parties have duly executed this Amendment.

VIRTUAL RADIOLOGIC
PROFESSIONALS, LLC

By:	/s/ Sean O. Casey
Title:	President

VIRTUAL RADIOLOGIC
PROFESSIONALS OF CALIFORNIA, P.A.

By:	/s/ Sean O. Casey
Title:	President